                                 EXHIBIT 5.01


August 6, 1999

Brooks Automation, Inc.
15 Elizabeth Drive
Chelmsford, MA 01824

          RE: Registration Statement on Form S-4 of Brooks Automation, Inc.

Ladies and Gentlemen:

     We have acted as counsel to Brooks Automation, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-4 (the "Registration Statement") pursuant to which the Company is registering under the Securities Act of 1933, as amended (the "Act"), a total of 625,000 shares of common stock, $.01 par value per share (the "Common Stock") and associated junior Preferred Stock purchase rights issued pursuant to the Rights Agreement dated as of July 23, 1997, as amended, between the Company and BankBoston N.A. (collectively the "Shares"). The Company proposes to issue the Shares to the holders of Smart Machines captial stock and 7% convertible notes. Pursuant to the Registration Statement and an Agreement and Plan of Merger dated July 7, 1999 (the "Merger Agreement") by and among the Company, Smart Machines, Inc. ("Smart Machines") and Smart Acquisition Corp., in the form filed as Exhibit
2.05 to the Registration Statement. This opinion is being rendered in connection with the filing of the Registration Statement. Unless otherwise indicated, capitalized terms used herein shall have the meanings ascribed thereto in the Merger Agreement.

     For purposes of this opinion, we have assumed, without any investigation:
(i) the legal capacity of each natural person; (ii) the full power and authority of each entity and person other than the Company and Smart Acquisition Corporation to execute, deliver and perform each document heretofore executed and delivered or hereafter to be executed and delivered and to do each other act heretofore done or hereafter to be done by such entity or person; (iii) the due authorization by each entity or person other than the Company and Smart Acquisition Corp. of each document heretofore executed and delivered or hereafter to be executed and delivered and to do each other act heretofore done or to be done by such entity or person; (iv) the due execution and delivery by each entity or person other than the Company and Smart Acquisition Corp. of each document heretofore executed and delivered or hereafter to be executed and delivered by such entity or person; (v) the legality, validity, binding effect and enforceability as to each entity or person other than the Company and Smart Acquisition Corporation of each document heretofore executed and delivered or hereafter to be executed and delivered and of each other act heretofore done or hereafter to be done by such entity or person; (vi) the genuineness of each signature on, and the completeness of each document submitted to us as an original; (vii) the conformity to the original of each document submitted to us as a copy; (viii) the authenticity of the original of each document submitted to us as a copy; (ix) the completeness, accuracy and property indexing of all governmental and judicial records searched;

Brooks Automation, Inc.
August 6, 1999
Page 2


and (x) no modification of any provision of any document, no waiver of any right or remedy and no exercise of any right or remedy other than in a commercially reasonable and conscionable manner and in good faith.

     In connection with this opinion, we have examined the following (collectively, the "Documents"):

     (i)   the Certificate of Incorporation of the Company;

     (ii)  the Bylaws of the Company;

     (iii) the Rights Agreement between the Company and BankBoston N.A. dated July 27, 1997 related to the issuance of the rights;

     (iv)  the corporate minute books or other records of the Company;

     (v)   a specimen certificate for the Common Stock;

     (vi)  the Merger Agreement.

     The opinions expressed herein are based solely upon: (i) our review of the Documents; (ii) the representations and warranties of the Company, Smart Acquisition Corp. and Smart Machines contained in the Merger Agreement and the schedules and exhibits thereto; (iii) discussions with those of our attorneys who have devoted substantive attention to the matters contained herein; and (iv) such review of published sources of law as we have deemed necessary.

     Our opinions contained herein are limited to the laws of The Commonwealth of Massachusetts, the Delaware General Corporation Law and the federal law of the United States of America.

     Based upon and subject to the foregoing, we are of the opinion that the Shares and the related rights to be issued by the Company under the circumstances contemplated in the Registration Statement are duly authorized and, when delivered pursuant to the Merger Agreement, will be validly issued, fully paid and non assessable.

     We understand that this opinion is to be used in connection with the Registration Statement. We consent to the filing of this opinion as an Exhibit to said Registration Statement and to the reference to our firm wherever it appears in the Registration Statement, including the proxy statement/prospectus constituting a part thereof and any amendments thereto. This opinion may be used in connection with the offering of the Shares only while the Registration Statement, as it may be amended from time to time, remains in effect.

Brooks Automation, Inc.
August 6, 1999
Page 3


                             Very truly yours,

                             BROWN, RUDNICK, FREED &
GESMER

                             By:  Brown, Rudnick, Freed & Gesmer, P.C.


                             By: /s/ David H. Murphree,
                                -----------------------------
                                David H. Murphree,
                                a Member Duly Authorized
DHM;PJF;SPW